Exhibit 99.1

ACI Worldwide Announces $250 Million
Share Repurchase Authorization

MIAMI, FLA.—December 6, 2021—ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time digital payment software, announced that its Board of Directors authorized the repurchase of $250 million in shares of common stock in a sign of confidence of the company’s transformation, intrinsic value, and future potential. The new approval includes $38 million remaining under the company’s existing share repurchase authorization. After repurchasing $100 million of stock since the beginning of 2020, the company plans to utilize an important portion of the authorization in the next 12 months.

“This authorization is a clear expression of confidence by the Board in ACI’s three-pillar strategy and long-term vision to be the global leader in real-time payments. We are targeting half of our free cash flow to share repurchases in the near term, consistent with our 2021 analyst day announcement,” said Odilon Almeida, president and CEO, ACI Worldwide.

Scott Behrens, chief financial officer, ACI Worldwide, said, “With this significant share repurchase authorization, we are following through on our commitment to return cash to shareholders. Our pledge to deliver value to shareholders is supported by our increased long-term organic revenue growth outlook, consistent cash flow generation, solid balance sheet and overall financial flexibility to continue our investments”.

ACI may repurchase shares in the open market or through privately negotiated transactions at the discretion of management, subject to its assessment of market conditions and other factors. This authorization does not expire.

About ACI Worldwide

ACI Worldwide is a global software company that provides mission-critical real-time payment solutions to corporations. Customers use our proven, scalable and secure solutions to process and manage digital payments, enable omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with local presence to drive the real-time digital transformation of payments and commerce.

ACI Worldwide contacts

Investor Relations: John Kraft
john.kraft@aciworldwide.com

Media Relations: Dan Ring
dan.ring@aciworldwide.com

© Copyright ACI Worldwide, Inc. 2021
ACI, ACI Worldwide, the ACI logo, ACI Universal Payments, UP, the UP logo and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, (i) expectations regarding a sign of confidence of the company’s transformation, intrinsic value, and future potential, (ii) expectations regarding company plans to utilize an important portion of the authorization in the next 12 months, (iii) expectations regarding a clear expression of confidence by the Board in ACI’s three-pillar strategy and long-term vision to be the global leader in real-time payments, (iv) expectations regarding our targeting half of our free cash flow to share repurchases in the near term, and (v) expectations regarding our increased long-term organic revenue growth outlook, consistent cash flow generation, solid balance sheet and overall financial flexibility.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, the COVID-19 pandemic, increased competition, business interruptions or failure of our information technology and communication systems, may be subjected to security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, new members of senior management coupled with our headquarters relocation, future acquisitions, strategic partnerships and investments, integration of and achieving benefits from the Speedpay acquisition, implementation and success of our new Three Pillar strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy regulations, exposure to unknown tax liabilities, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, potential adverse effects from the impending replacement of LIBOR, events outside of our control including natural disasters, wars, and outbreaks of disease. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.